APACHE CORPORATION
                                AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (In thousands, except per share data)

                                   EXHIBIT 11.1

                                           	For the Quarter Ended
                                                  	March 31,
                                         	---------------------------
                                                	1997     		1996
                                            	-----------	-----------
Weighted Average Calculation:
-----------------------------

Net income	                                  $	  52,877	  $  	15,655
                                          			==========  	==========
Weighted average common shares outstanding	     	90,143		     77,422
                                         				========== 		==========

Net income per common share,
	based on weighted average
	common shares outstanding	                  $     .59   	$    	.20
                                         			===========	 	==========


Primary Calculation:
--------------------

Net income	                                  $ 	52,877	   $  	15,655
Assumed conversion of
	3.93-percent convertible notes	                  	516		         534
                                          			----------	 	----------

Net income, as adjusted	                      $	53,393	   $  	16,189
                                          			========== 		==========

Common Stock Equivalents:

Weighted average common shares outstanding	    	90,143	     	77,422

Stock options, using the
	treasury stock method		                           791	        	140

Assumed conversion of 3.93-percent
	convertible notes		                             2,778	      	2,778
                                          			----------		 ----------

                                            				93,712     		80,340
                                          			==========	 	==========

Primary earnings per common share 	           $   	.57	   $    	.20
                                          			========== 		==========

                               APACHE CORPORATION
                                AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)

                                 EXHIBIT 11.1
                                  (Continued)

                                           	For the Quarter Ended
                                                  	March 31,
                                         	---------------------------
                                             	1997	       	1996
                                          	-----------	------------
                                           Fully-Diluted Calculation:
                                           --------------------------

Net income	                                  $	  52,877	  $  	15,655

Assumed conversion of:
	3.93-percent convertible notes	                   	516	        	534
	6-percent convertible
		subordinated debentures	                       	1,685	         	--
                                          				----------		----------

Net income, as adjusted                     	$  	55,078	  $  	16,189
                                         				==========	 	==========

Common Stock Equivalents:

Weighted average common shares outstanding	     	90,143		     77,422

Stock options, using the treasury
	stock method 		                                    791	        	140

Assumed conversion of 3.93 percent
	convertible notes	                              	2,778	      	2,778

Assumed conversion of 6 percent
	convertible subordinated debentures            		5,623 	        	--
                                          				----------		----------
		                                             		99,335	     	80,340
                                          				==========		==========

Net income per common
	share fully diluted	                         $    	.55	  $     	.20
                                         		 		==========		==========

Note:	The assumed conversion of the six-percent convertible subordinated debentures was anti-dilutive for the first quarter of 1996.